UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2025
ARRAY DIGITAL INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Madison Street, Suite 810 , Chicago, Illinois 60661
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (866) 573-4544

UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr, Chicago, Illinois 60631
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	AD	New York Stock Exchange
6.25% Senior Notes due 2069	UZD	New York Stock Exchange
5.50% Senior Notes due 2070	UZE	New York Stock Exchange
5.50% Senior Notes due 2070	UZF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement
On December 8, 2025 (the “Effective Date”), Array Digital Infrastructure, Inc. (“Array”) entered into the Fifth Amendment (the “Amendment”) to First Amended and Restated Credit Agreement among Array, Toronto Dominion (Texas) LLC, as administrative agent, and the other lenders thereto (the “Credit Agreement”).

The Amendment amends the Credit Agreement in pertinent part as follows:
•Array’s borrowing capacity is reduced from $300 million to $100 million (with a parallel reduction to its letter of credit capacity from $30 million to $10 million and to its swing line capacity from $25 million to $10 million);
•The maturity date is extended to the fifth anniversary of the Effective Date;
•The credit spread adjustment previously applicable to the Term SOFR interest rate (i.e., 10 basis points for a one-month interest period, 15 basis points for a three-month interest period and 25 basis points for a six-month interest period) is removed;
•The maximum permitted cash netting for the calculation of the consolidated leverage ratio is an amount equal to consolidated EBITDA for the immediately preceding four fiscal quarter period (calculated as of any applicable date of determination); and
•The capacity for secured debt at Array, and secured and unsecured debt at Array’s subsidiaries, together with additional secured debt at Telephone and Data Systems, Inc. (“TDS”) as parent of Array, and secured and unsecured debt at TDS’s other subsidiaries, is increased by an aggregate amount of $300 million.

The foregoing description is qualified by reference to the copy of the Amendment which is incorporated by reference herein as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits
(d)   Exhibits

Exhibit Number	Description of Exhibits
4.1	Fifth Amendment to First Amended and Restated Credit Agreement among Array, Toronto Dominion (Texas) LLC, as administrative agent, and the other lenders thereto, dated as of December 8, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRAY DIGITAL INFRASTRUCTURE, INC.

Date:	December 12, 2025	By:	/s/ Vicki L. Villacrez
Vicki L. Villacrez
Executive Vice President, Chief Financial Officer and Treasurer